Exhibit 24-c



                                                 POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS:

                  THAT, WHEREAS, SBC COMMUNICATIONS INC., a Delaware corporation, hereinafter referred to as the "Corporation," proposes to file with the Securities and Exchange Commission at Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 for the issuance of up to an additional one hundred million (100,000,000) shares of the Corporation's Common Stock; and

                  WHEREAS, each of the undersigned is a director of the Corporation;

                  NOW, THEREFORE, each of the undersigned hereby constitutes and appoints Edward E. Whitacre, Jr., James D. Ellis, Donald E. Kiernan, Liam S. Coonan, Roger W. Wohlert, or any one of them, all of the City of San Antonio and State of Texas, the undersigned's attorneys for the undersigned and in the undersigned's name, place and stead, and in the undersigned's office and capacity in the Corporation, to execute and file such Registration Statement, and thereafter to execute and file any and all amended registration statements and amended prospectuses or amendments or supplements to any of the foregoing, hereby giving and granting to said attorneys full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and concerning the premises, as fully to all intents and purposes as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

                  IN WITNESS WHEREOF, each of the undersigned has hereunto set his or her hand the 28th day of January 2000.


  /s/ Clarence C. Barksdale                          /s/ James E. Barnes
Clarence C. Barksdale                                James E. Barnes
Director                                             Director


  /s/ August A. Busch III                            /s/ Ruben R. Cardenas
August A. Busch III                                  Ruben R. Cardenas
Director                                             Director




 /s/ William P. Clark                              /s/ Martin K. Eby, Jr.
William P. Clark                                   Martin K. Eby, Jr.
Director                                           Director



 /s/ Herman E. Gallegos                           /s/ Jess T. Hay
Herman E. Gallegos                                Jess T. Hay
Director                                          Director


 /s/ James A. Henderson                           /s/ Bobby R. Inman
James A. Henderson                                Bobby R. Inman
Director                                          Director


/s/ Charles F. Knight                             /s/ Lynn M. Martin
Charles F. Knight                                 Lynn M. Martin
Director                                          Director



/s/ John B. McCoy                                 /s/ Mary S. Metz
John B. McCoy                                     Mary S. Metz
Director                                          Director


 /s/ Toni Rembe                                   /s/ S. Donley Ritchey
Toni Rembe                                        S. Donley Ritchey
Director                                          Director


 /s/ Joyce M. Roche                               /s/ Richard M. Rosenberg
Joyce M. Roche                                    Richard M. Rosenberg
Director                                          Director


/s/ Carlos Slim Helu                              /s/ Patricia P. Upton
Carlos Slim Helu                                  Patricia P. Upton
Director                                          Director